Exhibit 10.41


                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (the "Agreement") is made and entered into as of the 30th day of May, 1997 by and between BERTHEL FISHER & COMPANY LEASING, INC. ("Berthel Fisher") and FIRST CHARTER NATIONAL BANK ("First Charter").

                               STATEMENT OF FACTS

         Berthel Fisher has entered into a $2,800,000 lease arrangement with Hansen Lind Meyer Inc. ("HLM") pursuant to a lease agreement and related loan documents dated May 30, 1997 (the "Berthel Fisher Loan"). As security for the Berthel Fisher Loan, HLM has granted to Berthel Fisher a security interest in all of its assets, including, without limitation, all of its accounts receivable.

         HLM Design, Inc. ("Design") and First Charter propose to enter into a loan agreement of even date herewith, together with related loan documents, pursuant to which First Charter will advance to Design from time to time sums in an aggregate principal amount up to $1,000,000 (the "First Charter Loan"). Design's obligation to repay the First Charter Loan is guaranteed by


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HLM, which guaranty is to be secured by a security interest in HLM's accounts receivable due to HLM from its clients and customers, as may now or hereafter be due to HLM, and in all proceeds thereof (the "First Charter Collateral").

         NOW, THEREFORE, in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce First Charter to enter into the First Charter Loan and to advance the sums to Design pursuant to the terms thereof, Berthel Fisher and First Charter do hereby agree with each other as follows:

         1. Subordination of Security Interest. Berthel Fisher hereby agrees that its security interest in the First Charter Collateral shall be subordinated to the security interest of First Charter therein, buy only to the extent of the first $1,250,000 of the accounts receivable of HLM. Berthel Fisher's security interest in HLM's accounts receivable in excess of the first $1,250,000 of accounts receivable is not subordinate to First Charter's security interest. Further, the aforesaid subordination of Berthel Fisher's security interest shall continue in the event of a renewal and/or extension of the First Charter Loan for a period of up to five (5) years. The foregoing shall be applicable regardless of the order of filing of any financing statements in any particular jurisdiction.

         2. Order of Filing. The parties agree to cause appropriate financing statements to be filed in applicable jurisdictions in the following order. First, Berthel Fisher shall file financing

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statements covering all assets of HLM, including, without limitation, HLM's accounts receivable. Second, First Charter shall file financing statements covering all accounts receivable of HLM. Upon the written request of Design, HLM, Berthel Fisher and/or First Charter, Berthel Fisher and/or First Charter will further execute and deliver to the other such further documents and instruments as may be reasonably requested in order to evidence and confirm the subordination of the Berthel Fisher security interest in the First Charter Collateral as described in Paragraph 1 above.

         3. Existing First Charter Loan. The parties acknowledge an existing unsecured loan from First Charter to HLM in the amount of $500,000 made pursuant to a Promissory Note dated December 10, 1996 (the "$500,000 Loan"). Berthel Fisher hereby agrees and consents to the securing of the $500,000 Loan by the security interest being granted by HLM to First Charter as of the date hereof.

         4. Prior Consent. The parties hereto agree that Berthel Fisher's prior written consent shall be required prior to any further borrowings by Design or HLM from First Charter, other than the renewal from time to time of the $500,000 Loan and the First Charter Loan for a period of up to five (5) years from the date hereof.

         5. Binding Effect and Benefit. This Subordination Agreement shall be binding upon and inure to the benefit of Berthel Fisher and First Charter, their respective successors and assigns.

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         6. Joinder of Design and HLM. Design and HLM join in the execution of this Subordination Agreement as evidence of their consent and acknowledgment of the terms hereof.

         7. Governing Law. This Subordination Agreement shall be interpreted under and enforced according to the laws of the State of Iowa.

         IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed and sealed as of the date first above written.

                                   BERTHEL FISHER & COMPANY
                                   LEASING, INC.

                                   By:/s/ Nancy L. Lowenberg
                                      --------------------------------------
                                       NANCY L. LOWENBERG, Vice
                                       President and Chief Operating Officer


                                   FIRST CHARTER NATIONAL BANK

                                   By: /s/ Gregory R. Silliman
                                       -------------------------------------
                                   Name:       Gregory R. Silliman
                                       -------------------------------------
                                   Title:          Vice President
                                       -------------------------------------


                                   HLM DESIGN, INC.

                                   By: /s/ Joseph M. Harris
                                       -------------------------------------
                                          JOSEPH M. HARRIS, President


                                   HANSEN LIND MEYER INC.

                                   By: /s/ Joseph M. Harris
                                       -------------------------------------
                                          JOSEPH M. HARRIS, President


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